EXHIBIT 2.2

Comerica

FIXED RATE-SINGLE PAYMENT NOTE

AMOUNT	NOTE DATE	MATURITY DATE	TAX IDENTIFICATION #
$16,000,000.00	April 13, 2004	August 31, 2009	87-0399785

On the Maturity Date, as stated above, for value received, the undersigned promise(s) to pay to the order of Comerica Bank (“Bank”), at any office of the Bank in the State of California, Sixteen Million and no/100 Dollars (U. S.) with Interest from the date of this Note at the rate of 4.750% per annum until maturity, whether by acceleration or otherwise, or until Default, as later defined, and after that at a default rate equal to the rate of Interest otherwise prevailing under this Note plus 3% per annum (but in no event in excess of the maximum rate permitted by law). Interest shall be calculated for that actual number of days the principal is outstanding on the basis of a 360 day year if this Note evidences a business or commercial loan or a 365 day year if a consumer loan. Accrued Interest on this Note shall be payable on either (i) ☐ the maturity date or (ii) ☒ the 30th day of each MONTH commencing April 30, 2004, until the Maturity Date when all amounts outstanding under this Note shall be due and payable in full. If the frequency of Interest payments is not otherwise specified, accrued interest on this Note shall be payable monthly on the first day of each month. If any payment of principal or Interest under this Note shall be payable on a day other than a day on which the Bank is open for business, this payment shall be extended to the next succeeding business day and interest shall be payable at the rate specified in this Note during this extension. A late payment charge equal to 5% of each late payment may be charged on any payment not received by the Bank within 10 calendar days after the payment due date, but acceptance of payment of this charge shall not waive any Default under this Note.

The Bank does not have to accept any prepayment of principal under this Note except as described below or as required under applicable law. The undersigned may prepay principal of this Note in increments of $ 500.00 at any time as long as the Bank is provided written notice of the prepayment at least five business days prior to the date of prepayment. The notice of prepayment shall contain the following Information: (a) the date of prepayment (the “Prepayment Date”) and (b) the amount of principal to be prepaid. On the Prepayment Date, the undersigned will pay to the Bank, In addition to the other amounts then due on this Note, the Prepayment Amount described below. The Bank, in its sole discretion, may accept any prepayment of principal even if not required to do so under this Note and may deduct from the amount to be applied against principal the other amounts required as part of the Prepayment Amount.

The Prepaid Principal Amount (as defined below) will be applied to this Note in the reverse order of which the principal payments would have been due under this Note’s principal amortization schedule. In other words, if this Note requires multiple principal payments, then as opposed to prepaying the next principal payment due, the Prepaid Principal Amount will be applied beginning with the final principal payment due on this Note.

This Note and any other Indebtedness and liabilities of any kind of the undersigned (or any of them) to the Bank, and any and all modifications, renewals or extensions of it, whether joint or several, contingent or absolute, now existing or later arising, and however evidenced (collectively “Indebtedness’) are secured by and the Bank is granted a security interest in all items deposited in any account of any of the undersigned with the Bank and by all proceeds of these items (cash or otherwise), all account balances of any of the undersigned from time to time with the Bank, by all property of any of the undersigned from time to time in the possession of the Bank and by any other collateral, rights and properties described in each and every deed of trust, mortgage, security agreement, pledge, assignment and other security or collateral agreement which has been, or will at any time(s) later be, executed by any (or all) of the undersigned to or for the benefit of the Bank (collectively “Collateral”), Notwithstanding the above, (i) to the extent that any portion of the Indebtedness is a consumer loan, that portion shall not be secured by any deed of trust or mortgage on or other security interest in any of the undersigned’s principal dwelling or in any of the undersigned’s real property which is not a purchase money security interest as to that portion, unless expressly provided to the contrary in another place, or (ii) If the undersigned (or any of them) has (have) given or give(s) Bank a deed of trust or mortgage covering real property, that deed of trust or mortgage shall not secure this Note or any other Indebtedness of the undersigned (or any of them), unless expressly provided to the contrary in another place.

If the undersigned (or any of them) or any guarantor under a guaranty of all or part of the Indebtedness (“guarantor”) (i) fail(s) to pay this Note or any or the indebtedness when due, by maturity, acceleration or otherwise, or fail(s) to pay any indebtedness owing on a demand basis upon demand; or (ii) fall(s) to comply with any of the terms or provisions of any agreement between the undersigned (or any of them) or any guarantor and the Bank; or (iii) becomes Insolvent or the subject of a voluntary or involuntary proceeding in bankruptcy, or a reorganization, arrangement or creditor composition proceeding, (if a business entity) cease(s) doing business as a going concern, (If a natural person) die(s) or become(s) Incompetent, (If a partnership) dissolve(s) or any general partner of it dies, becomes Incompetent or becomes the subject of a bankruptcy proceeding or (if a corporation or a limited liability company) is the subject of a dissolution, merger or consolidation; or (a) if any warranty or representation made by any of the undersigned or any guarantor in connection with this Note or any of the Indebtedness shall be discovered to be untrue or Incomplete; or (b) If there is any termination, notice of termination, or breach of any guaranty, pledge, collateral assignment or subordination agreement relating to all or any part of the Indebtedness; or (c) If there is any failure by any of the undersigned or any guarantor to pay when due any of its Indebtedness (other than to the Bank) or in the observance or performance of any terms, covenants or condition in any document evidencing, securing or relating to such Indebtedness; or (d) If the Bank deems itself unsecured believing that the prospect of payment of this Note or any of the indebtedness is impaired or shall fear deterioration, removal or waste of any of the Collateral; or (e) if there is filed or issued a levy or writ of attachment or garnishment or other like judicial process upon the undersigned (or any of them) or any guarantor or any of the Collateral, including without limit, any accounts of the undersigned (or any of them) or any guarantor with the Bank, then the Bank, upon the occurrence of any of these events (each a “Default”), may at its option and without prior notice to the undersigned (or any of them), declare any or all of the indebtedness to be immediately due and payable (notwithstanding any provisions contained in the evidence of it to the contrary), sell or liquidate all or any portion of the Collateral, set off against the Indebtedness any amounts owing by the Bank to the undersigned (or any of them), charge Interest at the default rate provided in the document evidencing the relevant Indebtedness and exercise any one or more of the rights and remedies granted to the Bank by any agreement with the undersigned (or any of them) or given to it under applicable law. In addition, if this Note is secured by a deed of trust or mortgage covering real property, then the trustor or mortgagor shall not mortgage or pledge the mortgaged premises as security for any other indebtedness or obligations. This Note, together with all other indebtedness secured by said deed of trust or mortgage, shall become due and payable immediately, without notice, at the option of the Bank, (a) if said trustor or mortgagor shall mortgage or pledge the mortgaged premises for any other indebtedness or obligations or shall convey, assign or transfer the mortgaged premises by deed, Installment sale contract or other instrument, or (b) if the title to the mortgaged premises shall become vested in any other person or party in any manner whatsoever, or (c) if there is any disposition (through one or more transactions) of legal or beneficial title to a controlling interest of said trustor or mortgagor. All payments under this Note shall be in immediately available United States funds, without setoff or counterclaim.

If this Note is signed by two or more parties (whether by all as makers or by one or more as an accommodation party or otherwise), the obligations and undertakings under this Note shall be that of all and any two or more jointly and also of each severally. This Note shall bind the undersigned, and the undersigned’s respective heirs, personal representatives, successors and assigns.

The undersigned walve(s) presentment, demand, protest, notice of dishonor, notice of demand or Intent to demand, notice of acceleration or intent to accelerate, and all other notices and agree(s) that no extension or indulgence to the undersigned (or any of them) or release, substitution or nonenforcement of any security, or release or substitution of any of the undersigned, any guarantor or any other party, whether with or without notice, shall affect the obligations of any of the undersigned. The undersigned walve(s) all defenses or right to discharge available under Section 3-605 of the California Uniform Commercial Code and walve(s) all other suretyship defenses or right to discharge. The undersigned agree(s) that the Bank has the right to sell, assign, or grant participations, or any interest, in any or all of the indebtedness, and that, in connection with this right, but without limiting Its ability to make other disclosures to the full extent allowable, the Bank may disclose all documents and information which the Bank now or later has relating to the undersigned or the indebtedness. The undersigned agree(s) that the Bank may provide information relating to the Note or to the undersigned to the Bank’s parent, affiliates, subsidiaries and service providers.

The undersigned agree (s) to reimburse the holder or owner of this Note for any and all costs and expenses (Including without limit, court costs, legal expenses and reasonable attorney fees, whether inside or outside counsel is used, whether or not suit is instituted and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, INcluding, probate or administrative proceeding or otherwise) incurred in collecting or attempting to collect this Note or incurred in any other matter or proceeding relating to this Note.

The undersigned acknowledge(s) and agree(s) that there are no contrary agreements, oral or written, establishing a term of this Note and agree(s) that the terms and conditions of this Note may not be amended, waived or modified except in a writing signed by an officer of the Bank expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. As used in this Note, the word “undersigned” means, individually and collectively, each maker, accommodation party, indorser and other party signing this Note In a similar capacity. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective.

THIS NOTE IS MADE IN THE STATE OF California AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF California, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

THE UNDERSIGNED AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

See Addendum “A” to Note attached hereto and made a part of this Note.

INITIAL HERE	/s/ M W

Capital Title Group, Inc.

By:	/s/ Mark C. Walker	Its:	V.P., CFO, Secretary & Treasurer

	SIGNATURE OF	TITLE

By:		Its:

	SIGNATURE OF	TITLE

By:		Its:

	SIGNATURE OF	TITLE

By:		Its:

	SIGNATURE OF	TITLE

14648 No. Scottsdale Road, Suite 125	Scottsdale	Arizona	USA	85254

STREET ADDRESS	CITY	STATE	COUNTRY	ZIP CODE

For Bank Use Only			CCAR#
Loan Officer Initials	Loan Group Name	Obligor(s) Name

JC	Financial Services Division	Capital Title Group, Inc.

Loan Officer I.D. No. 49351	Loan Group No., 96559	Obligor # 1264343490	Note #	Amount $16,000,000.00

ADDENDUM “A” TO NOTE

This Addendum “A” to Note (this “Addendum”) is attached to, and by this reference shall be a part of and is hereby incorporated by this reference into that certain Fixed Rate – Single Payment Note dated April 13, 2004, (the “Note”) executed by CAPITAL TITLE GROUP, INC. (“Borrower”) in favor of COMERICA BANK (“Bank”). Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Note.

Notwithstanding anything to the contrary contained in the Note, Borrower and Bank agree that the provisions set forth therein shall be amended as follows:

1.	In addition to the payments set forth in this Note, a principal payment of Six Million Dollars ($6,000,000.00) shall be due and payable upon the earlier (i) the completion of Borrower’s stock offering or (ii) September 30, 2004.

2.	In addition to the payments set forth in this Note, commencing the last day of the month following the principal reduction set forth above, and continuing on the last day of each month thereafter, principal payments in an amount sufficient to full amortize the remaining principal balance by August 31, 2009.

CAPITAL TITLE GROUP, INC.

By:	/s/ Mark C. Walker

Its:	V.P., CFO, Secretary & Treasurer

By:

Its:

COMERICA BANK

By:	/s/ James Cooper

Its:	First Vice President

Comerica

FIRST MODIFICATION TO BUSINESS LOAN AGREEMENT

This First Modification to Business Loan Agreement (this “Modification”) is entered into by and between CAPITAL TITLE GROUP, INC. (“Borrower”) and COMERICA BANK (“Bank”) as of this 13th day of April, 2004, at San Jose, California.

RECITALS

This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

Bank and Borrower previously entered into a Business Loan Agreement dated June 28, 2002. The Business Loan Agreement as so modified, and as such may be otherwise modified, amended, restated, supplemented, revised or replaced from time to time prior to the date hereof shall collectively be referred to herein as the “Agreement.”

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

AGREEMENT

1. Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

2. Modification to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Section 3 hereof, the Agreement is hereby modified as set forth below.

A. Section 6 of the Agreement is hereby amended by adding the following to the end thereof:

“6 (I) Until such time as paid down its Sixteen Million Dollar ($16,000,000) term debt to an amount no greater than Ten Million Dollars ($10,000,000), Borrower’s non-insurance related entities shall be and remain the owner at all times of unencumbered Liquid Assets having a value (as such value is determined by Bank) of not less than Two Million Dollars ($2,000,000). For purposes of this Agreement, the term “Liquid Assets” shall mean unrestricted cash, unrestricted marketable securities, FDIC insured certificates of deposit, and United States government securities. Borrower shall within thirty (30) days after and as of the end of each month deliver to Bank such schedules, certificates, reports and other information respecting all or any of such Liquid Assets as Bank may request. Any such schedule, certificate, report or other document shall be certified to be true and complete by a duly authorized officer of the owner of such Liquid Assets and shall be in such form and detail as Bank may specify. Any schedule, certificate, report or other document identifying any Liquid Asset shall be accompanied (if Bank so requests) by evidence of Borrower’s non-insurance related entities’ ownership of the Liquid Asset, evidence that the Liquid Asset is unencumbered and evidence of the Liquid Asset’s current value.”

B. In Section 7 (r) of the Agreement, the amount “Six Million ($6,000,000)” is hereby deleted and replaced with the amount “Five Million ($5,000,000).”

C. In Addendum A, Subsection 2 (b) to the Business Loan Agreement, the amount “$20,000,000” is hereby modified to read as “$18,000,000” until September 30, 2004.

D. In Addendum A, Subsection 2 (e) to the Business Loan Agreement, the ratio “2.50:1.00: is hereby modified to read as “4:1.00” until September 30, 2004.

3. Legal Effect.

a. Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect. Except as expressly set forth herein, the execution, delivery, and performance of this Modification shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

b. Borrower represents and warrants that each of the representations and warranties contained in the Agreement are true and correct as of the date of this Modification, and that no Event of Default has occurred and is continuing.

c. The effectiveness of this Modification and each of the documents, instruments and agreements entered into in connection with this Modification is conditioned upon receipt by Bank of this Modification and any other documents which Bank may require to carry out the terms hereof.

4. Miscellaneous Provisions.

a. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

b. This Modification may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.

CAPITAL TITLE GROUP, INC.		COMERICA BANK

By:	/s/ Mark C. Walker	By:	/s/ James Cooper

Title:	V.P., CFO, Secretary & Treasurer		James Cooper Vice President – Western Division

By:

Title: